Exhibit 99.1

BROADMARK REALTY CAPITAL DECLARES CASH DIVIDEND

Seattle, WA – December 9, 2019 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), a real estate investment trust providing financing for the acquisition, renovation and development of residential and commercial properties, today announced that its Board of Directors has declared a common stock dividend of $0.12 per share. The dividend will be payable on January 15, 2020 to stockholders of record as of December 31, 2019.

The dividend amount reflects the period from November 15, 2019 (the day following the closing of the business combination with Trinity Merger Corp.) through December 31, 2019. The Company currently intends to declare and pay monthly dividends with the timing and amount determined by the Board of Directors.

Forward Looking Statements
Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These statements are based on the current expectations and are not predictions of actual performance. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s filings with the SEC.  Forward-looking statements are not guarantees of performance, and speak only as of the date made, and the Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

About Broadmark Realty Capital
Broadmark Realty Capital Inc. (NYSE: BRMK) offers short-term, first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development of residential or commercial properties. Broadmark Realty Capital manages and services its loan portfolio across a variety of market conditions and economic cycles.

Contact:
Investor Relations
InvestorRelations@broadmark.com
206-623-7782